Exhibit 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated March 16, 2005, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the 2004 Annual Report of KNBT Bancorp, Inc. and its subsidiaries on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of KNBT Bancorp, Inc. on Form S-8 (File No. 333-110427, effective November 12, 2003).

/s/ Grant Thornton LLP


Philadelphia, Pennsylvania
March 16, 2005